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                                                                   EXHIBIT 10.20

                            SHAREHOLDER'S AGREEMENT

     THIS SHAREHOLDER'S AGREEMENT (this "Agreement") is made and entered into effective as of April 23, 1999 among Coaxicom, Inc., a Delaware corporation (the "Company"), Baker Communications Fund, L.P. ("Baker"), those parties listed on
Schedule I to the (i) Series A Preferred Stock Purchase Agreement (the "Series A Holders"), dated as of January 29, 1998, by and among the Company and the Series A Holders, and (ii) the Series B Preferred Stock Purchase Agreement (the "Series B Holders"), dated as of September 9, 1998, by and among the Company and the Series B Holders (the Series A Holders and the Series B Holders are collectively referred to herein as, the "Holders"), and each of the individuals listed on the signature pages hereto under the heading "Founders" (collectively, the "Founders"; the Founders, the Holders and Baker and their respective Permitted Transferees (as defined herein) are collectively referred to herein as, the "Stockholders").


                             W I T N E S S E T H:

     WHEREAS, Baker, the Holders and the Company have entered into a certain Securities Purchase Agreement (the "Securities Purchase Agreement") which provides for, among other things, (i) the purchase by Baker of 4,478,481 shares (the "Baker Series C Preferred Shares") of 8% Series C Convertible Redeemable Preferred Stock ("Series C Stock") of the Company for an aggregate purchase price of Twenty Million Dollars ($20,000,000), (ii) the purchase by the Holders of 1,791,392 shares of the Series C Stock (the "Holders' Series C Preferred Shares"; the Holders' Series C Preferred Shares and the Baker Series C Preferred Shares are collectively referred to herein as, the "Series C Preferred Shares") for an aggregate purchase price of Eight Million Dollars ($8,000,000) and (iii) an option for Baker (the "Baker Option") and the Holders to purchase up to an aggregate of 5,300,892 shares of 8% Series D Convertible Redeemable Preferred Stock of the Company (the "Series D Preferred Shares"; the Series C Preferred Shares and the Series D Preferred Shares are collectively referred to herein as, the "Priority Preferred Shares), based on their pro rata ownership of the Series C Preferred Shares, for an aggregate additional purchase price of Twenty Eight Million Dollars ($28,000,000); and

     WHEREAS, it is a condition precedent to the Closing of the Securities Purchase Agreement that the parties enter into this Agreement which provides for, among other things, certain voting rights and certain agreements with respect to the transfer of the securities of the Company held by the parties to this Agreement.

     NOW THEREFORE, in order to induce Baker to enter into the transactions contemplated by the Securities Purchase Agreement, the parties hereto hereby agree as follows:

1.   Voting Rights.  For so long as this Agreement is in effect, the
     -------------
     Stockholders shall each vote all of their securities of the Company, including any securities of the Company
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     acquired after the date of this Agreement, in favor of the size of the
     Board of Directors of the Company (the "Board") and the election of each of the other Stockholders' designees to the Board, or any committee thereof, as provided below:

     (a) Two designees to the Board who are selected by holders of at least a majority in interest of the then outstanding Priority Preferred Shares ("Majority Priority Preferred Holders"), which shall be reconstituted to provide for seven (7) members to accommodate such designation initially consisting of the following persons: Peter Barris, Vern Kennedy, Ashley Leeds, Edward Scott, Philip B. Smith, Roland Van der
          Meer and Joseph M. Walsh; provided, however, that the Board shall be
                                    --------  -------
          reconstituted to provide for five (5) members no later than December
          31, 1999, at which time, the members of the Board shall continue to include at least two (2) designees selected by the Majority Priority Preferred Holders, one of whom shall have relevant industry experience and shall be approved by the Founders which approval shall not be unreasonably withheld. The two designees selected by the Majority Priority Preferred Holders shall have the right to serve on all of the Board's committees;

     (b) Two designees to the Board who are jointly selected by the Series A Holders and the Series B Holders (initially Roland Van der Meer and Peter Barris), one of whom, following December 31, 1999, shall have relevant industry experience and shall be approved by the Founders which approval shall not be unreasonably withheld.

     (c) Three (3) designees to the Board who are jointly selected by the Founders (initially Vern Kennedy, Philip B. Smith and Joseph N. Walsh) until the Board is reconstituted at five (5) as set forth in subsection 1 (a) above, at which time the Founders shall only be entitled to designate one (1) director to the Board.

2.   Restrictions.
     ------------

     (a) The Company shall not take any of the following actions without the prior written approval of at least seventy-five percent (75%) in interest of the then outstanding shares held by the Series A Holders and Series B Holders and the holders of the Priority Preferred Shares (collectively, "All Preferred Holders"), voting together as a single class:

          (i) amend or modify the certificate of incorporation or by-laws of the Company; or

          (ii make any material purchase or acquisition of any stock, obligations or securities of, or any interest in, or make a material capital contribution to,

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                 any other Person, or make any material purchase or acquisition of any property or assets not used in the usual and ordinary course of business.

     (b) The Company shall not take any of the following actions without the prior written approval of at least a majority of the then outstanding shares held by All Preferred Holders:

          (i) enter into or permit to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction, unless such transaction, series of related transactions, extension, renewal, waiver or other modification (i) is disclosed to all members of the Board, (ii) either is approved by a majority of disinterested Directors or has an aggregate value not exceeding $5,000 and (iii) is on an arm's-length basis and on terms no less favorable to the Company than could be obtained from non-related parties; provided, however, that the foregoing shall not apply to the
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                 payment of any salary or or any increase or change in salary, other compensation or fringe benefit approved by the Board in the manner set forth in this Section 2(b)(i) or the reimbursement of expenses in the ordinary course of business;

          (ii) incur any debt or enter into any commitments to incur debt (whether by issuance, guarantee or otherwise) including vendor financing and capital leases, with the exception of debt incurred by the Company under the current Nortel credit facilities in an amount to be approved by the majority in interest of All Preferred Holders as part of its approval of the quarterly budget pursuant to Section 2(b)(vii) at or prior to the beginning of each calendar quarter;

          (iii) agree to the issuance or issue any capital stock or other securities convertible into or exercisable for capital stock other than stock or option issuances to Employees of the Company that are Excluded Events within the meaning of paragraph 5.3.10(iii) of Section (C) of Article Four of the Company's Amended and Restated Certificate of Incorporation;

          (iv) purchase, redeem or otherwise acquire or retire for value any capital stock or other securities convertible into or exercisable for capital stock of the Company;

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          (v)    enter into any agreement, indenture or other instrument which contains any provisions restricting the Company's obligation to pay dividends on or make redemptions of the Priority Preferred Shares;

          (vi) declare or pay any dividend or distribution on any securities ranking junior to the Priority Preferred Shares;

          (vii) approve the quarterly budget of the Company or make any expenditures not provided for in such budget; or

          (viii) sell or transfer assets in any transaction or series of related transactions having a value in excess of or for a purchase price in excess of Five Million Dollars ($5,000,000).

3.   Right of First Offer.  If any Stockholder who is or becomes a party to this
     --------------------
     Agreement proposes to sell (the "Selling Stockholder") any Common Stock of the Company or any stock or security convertible into or exchangeable for Common Stock of the Company, other than a sale to a Permitted Transferee, the Selling Stockholder shall have the obligation to first offer such securities to the other Stockholders (the "Non-Selling Stockholders") and to the Company upon the following terms:

     (a) The Selling Stockholder shall give the Non-Selling Stockholders and the Company prompt written notice (the "Notice of Intent") of its intent to sell such securities of the Company. The Company and the Non-Selling Stockholders shall have the exclusive right for a period of fifteen (15) business days from the date on which the Notice of Intent was given (the "Exclusivity Period") to make a firm offer to purchase such securities on terms satisfactory to the Selling Stockholder. The Company shall have the first priority in respect of any such purchase and if the Company does not make an offer acceptable to the Selling Stockholder, each Non-Selling Stockholder who is willing to purchase the securities on terms acceptable to the Selling Stockholder shall have the right to participate in such purchase, based upon their respective pro rata ownership of the Fully Diluted Common Stock. If, upon the expiration of the Exclusivity Period, the Selling Stockholder, the Company and the Non-Selling Stockholders are unable to come to terms with respect to the purchase and sale of such securities, the Selling Stockholder shall have the right to sell such securities to a third party. The Selling Stockholder shall not enter into discussions with any third party regarding the sale of such securities during the Exclusivity Period; and

     (b) If, after following the procedures set forth in Section 2(a), the Selling Stockholder receives an offer from a third party for such securities on terms and conditions that it deems acceptable (but on terms no less favorable to the Selling Stockholder

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          than the Company or the Non-Selling Stockholders shall have offered pursuant to Section 3(a)), the Selling Stockholder may sell such securities to such third party, provided that such sale takes place
                                          --------
          within ninety (90) days after the expiration of the Exclusivity Period. If no such sale occurs during such ninety (90) day period, any attempted sale of such securities shall be subject to the right of first offer by the Non-Selling Stockholders set forth in this Section 3.

4.   Tag Along Rights.  After complying with the terms of Section 3 of this
     ----------------
     Agreement, if any Selling Stockholder proposes to sell or transfer, in one transaction or in a series of related transactions (a "Tag Along Sale"), any securities of the Company owned by such Selling Stockholder to any third party, other than a sale or transfer to a Permitted Transferee or to the Company or to Non-Selling Stockholders pursuant to Section 3 of this Agreement, the Non-Selling Stockholders shall have the right to participate in such Tag Along Sale on the following terms:

     (a) The Selling Stockholder shall give the Non-Selling Stockholders not less than thirty (30) days' written notice (a "Sale Notice") of its intention, describing the price offered, all other material terms and conditions of the Tag Along Sale and, if the consideration payable pursuant to the Tag Along Sale consists in whole or in part of consideration other than cash, such information relating to such other consideration as investors may reasonably request and which is available to the Selling Stockholder.

     (b) In connection with any Tag Along Sale, the Non-Selling Stockholders shall have the right, in their sole discretion, to sell, for the same price per share being paid to, and otherwise on the same terms and conditions as, the Selling Stockholder, its pro rata portion of the aggregate amount of Fully Diluted Common Stock being sold in the Tag Along Sale, determined by multiplying the number of securities being sold in the Tag Along Sale by a fraction, the numerator of which is the number of shares of Fully Diluted Common Stock held by such Non-Selling Stockholder and the denominator of which is the number of shares of Fully Diluted Common Stock.

     (c) The Non-Selling Stockholders must exercise their "tag along" rights by giving written notice to the Selling Stockholder within thirty (30) days of the delivery of a Sale Notice, specifying the number of securities that such Non-Selling Stockholder desires to include in the Tag Along Sale. At the closing of the Tag Along Sale, against payment of the purchase price for the securities to be sold by each Non-Selling Stockholder, each Non-Selling Stockholder will deliver to the third party the certificate or certificates representing such number of securities, duly endorsed, together with all other documents which are necessary in order to effect such Tag Along Sale. The Selling Stockholder shall use its best efforts to


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          obtain the agreement of the prospective transferee(s) to the participation of the Non-Selling Stockholders in any contemplated Tag Along Sale. No party to this Agreement shall transfer any of its securities to any prospective transferee if such prospective transferee declines to allow a Non-Selling Stockholder to participate in a Tag Along Sale.

5.   Source of Financing.  If the Company determines to raise capital through
     -------------------
     the issuance of any Common Stock or any stock or security convertible into or exchangeable for Common Stock (an "Equity Financing") in a transaction or transactions not involving an issuance referred to in Section 6(a)(1),
     (ii) or (iii), then All Preferred Holders shall have the right to first offer to provide the Equity Financing to the Company on the following terms:

     (a) The Company shall give All Preferred Holders prompt written notice (a "Financing Notice") of its determination, describing the material terms and conditions of the Equity Financing. All Preferred Holders shall have the exclusive right for a period of fifteen (15) business days from the date on which the Financing Notice was given (the "Financing Exclusivity Period") to make a firm offer to provide the Equity Financing on terms satisfactory to the Company. If, upon the expiration of the Financing Exclusivity Period, the best offer (the "Best Offer") of either the Series A and Series B Holders, on the one hand, or the holders of the Priority Preferred Shares, on the other hand, is unacceptable to the Company with respect to the Equity Financing, the Company shall have the right to approach other sources to provide the Equity Financing. If the Company accepts the Best Offer, all Stockholders shall have preemptive rights to participate in such financing in the manner set forth in Section 6. The Company shall not enter into discussions with any financing source other than All Preferred Holders during the Financing Exclusivity Period.

     (b) If, after following the procedures set forth in Section 5(a), the Company receives a financing proposal from an alternative financing source on terms and conditions that it deems acceptable (but on terms more favorable to the Company than the Best Offer), the Company shall be entitled to accept such alternative proposal and close within 120 days of the expiration of the Financing Exclusivity Period. Subject to any confidentiality obligations to which the Company is then subject, the Company shall notify All Preferred Holders and keep such holders fully apprised of such alternative proposal, including the status of negotiations with respect thereto. After such 120-day period, the Company must comply with the right of first offer to All Preferred Holders pursuant to the terms of this Section 5.

6.   Preemptive Rights.  In addition to the rights of All Preferred Holders
     -----------------
     provided in Section 5 hereof, all Stockholders shall be entitled to certain preemptive rights as follows:

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     (a)  Except for the issuance of the Company's capital stock or other securities (i) pertaining to options or rights to acquire shares of capital stock existing on the date hereof, (ii) pursuant to a public offering if the managing underwriter of such public offering advises the Company in writing that in its opinion it is necessary for the Stockholders to waive its preemptive rights granted hereunder in order for the public offering to achieve its maximum benefit, or (iii) comprising additional stock or option issuances to Employees of the Company that are Excluded Events within the meaning of paragraph 5.3.10(iii) of Section (C) of Article Four of the Company's Amended and Restated Certificate of Incorporation, if the Company at any time after the date hereof authorizes the issuance or sale of any capital stock of the Company or any securities of the Company containing options or rights to acquire any shares of capital stock (other than as a dividend on the outstanding capital stock), the Company shall first offer to sell to the Stockholders a portion of such capital stock or other securities equal to the percentage of Fully Diluted Common Stock held by each Stockholder at the time of such issuance. In the event any of the Stockholders elect not to exercise their preemptive rights with respect to any issuance of capital stock or other securities by the Company, the remaining Stockholders shall have the right to purchase such unsubscribed portion on a pro rata basis, based on the percentage of Fully Diluted Common Stock held by each remaining Stockholder at the time of such issuance.

     (b) In order to exercise their purchase rights hereunder, the Stockholders must, within 10 business days after receipt of written notice from the Company describing in reasonable detail the capital stock or securities being offered, the purchase price thereof and the payment terms, deliver a written notice to the Company describing its election hereunder. The Company shall give the Stockholders no less than 15 business days notice of the closing of the sale and purchase of such shares.

     (c) Upon the expiration of the 10-day period described above, the Company shall be entitled to sell such capital stock or securities which the Stockholders have elected not to purchase during the 120 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Stockholders. Any capital stock or securities offered or sold by the Company to any Person after such 120-day period must be reoffered to the Stockholders pursuant to the terms of this Section 6.

7.   Year 2000 Covenant.  The Company undertakes to promptly inform the Series A
     ------------------
     and Series B Holders and the holders of the Priority Preferred Shares of any material deficiency or expected cost in complying with the Year 2000 Problem.

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8.   Maintenance of Insurance.  The Company shall maintain in full force and
     ------------------------
     effect the present levels of insurance set forth on Schedule A to this Agreement to the extent such insurance remains available on commercially reasonable terms.

9.   Registration Rights.
     -------------------

     9.1. Demand Registrations.
          ---------------------

     (a)    Requests for Registration.  Subject to Section 9.1(b) below, the
            -------------------------
            Majority Priority Preferred Holders may at any time after the first to occur of (x) a Qualified Public Offering or (y) the fifth anniversary of the issuance of the Series C Preferred Shares, and the Series A and Series B Holders owning a majority in interest of the Series A Preferred Stock and the Series B Preferred Stock of the Company (the "Majority Series A/B Holders") may at any time after the first to occur of (x) a Qualified Public Offering or (y) the sixth anniversary of issuance of the Series C Preferred Shares, request registration under the Securities Act of all or part of their Registrable Securities on Form S-1, or any similar long-form of registration, or, if available on Form S-2 or S-3 or any similar short-form of registration. Each request for a Demand Registration shall specify the number of Registrable Securities requested to be registered and the proposed underwriter. Within 10 days after receipt of any such request, the Company will give written notice of such requested registration to all other holders (if any) of Registrable Securities and, subject to Section 9.1(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this Section 9.1(a) are referred to herein as "Demand Registrations."

     (b)    Registrations.  The Majority Priority Preferred Holders and the
            -------------
            Majority Series A/B Holders are each entitled to request (i) one (1) Demand Registration to compel the Company to effect an initial public offering and (ii) two (2) Demand Registrations after a Qualifying EPO. In each such case, the Company will pay all Registration Expenses (as defined in Section 9.5 hereto). A registration will not count as one of such Demand Registrations until it has become effective and, if such offering is an underwritten offering, the holders of Registrable Securities have sold all securities requested to be included thereunder (exclusive of securities registered to cover underwriters' over-allotment options).

     (c)    Priority in Demand Registration.  If a Demand Registration is an
            -------------------------------
            underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of

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            Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering (the "Offering Quantity"), the Company will include in such registration securities in the following priority:

            (i) For a demand made by the Majority Priority Preferred Holders prior to a Qualified Public Offering and the sixth anniversary of issuance of the Series C Preferred Shares (a "Priority Registration"), all Registrable Securities owned by the Priority Preferred holders.

            (ii) For any demand which is not a Priority Registration, first, all Registrable Securities requested to be included by any holders thereof, and if the number of such holders' securities requested to be included exceeds the Offering Quantity, then the Company shall include an equal number of shares from (a) the Holders of the Series A Preferred Stock and the Series B Preferred Stock of the Company and (b) the holders of the Priority Preferred Shares, with such shares to be allocated among the holders within each series of preferred stock based on the amount of Registrable Securities held by the particular holders in each class on an as converted basis; and

            (ii) second, to the extent (and only to the extent) that the Offering Quantity exceeds the aggregate amount of securities to be sold for the account of the holders of Registrable Securities which are requested to be included in such registration, the Company will include in such registration any other securities requested to be included in such offering, and if the number of such other holders' securities requested to be included exceeds the Offering Quantity, then the Company shall include only each such requesting holder's pro rata share of the Offering Quantity, based on the amount of securities held by such holder, on an as converted basis.

     (d)    Restrictions on Demand Registrations.  The Company will not be
            ------------------------------------
            obligated to effect any Demand Registration within 120 days after the effective date of a previous Demand Registration or other registration of securities of the Company that is an underwritten offering.

     (e)    Selection of Underwriters.  In connection with a Demand Registration
            -------------------------
            and any other registration of securities of the Company that is an underwritten offering, the Board shall have the right to select the lead book-running manager to administer the offering, such selection to be subject to the approval of the Majority Priority Preferred Holders and the Majority Series A/B Holders which approval shall not be unreasonably withheld.

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     (f)    Other Registration Rights. Except as provided in this Agreement, the
            -------------------------
            Company will not grant to any Persons the right to demand that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without the prior written consent of the Majority Series A/B Holders and the Majority Priority Preferred Holders.

     (g)    Demand Registrations Expenses.  The Registration Expenses of the
            -----------------------------
            holders of Registrable Securities will be paid by the Company in all Demand Registrations.

     9.2.   Piggyback Registrations.
            ------------------------

     (a)    Right to Piggyback. Whenever the Company proposes to register any of
            ------------------
            its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice (a "Piggyback Registration").

     (b)    Piggyback Expenses.  The Registration Expenses of the holders of
            ------------------
            Registrable Securities will be paid by the Company in all Piggyback Registrations.

     (c)    Priority on Primary Registrations. If a Piggyback Registration is an
            ---------------------------------
            underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such primary or secondary offering (the "Company Offering Quantity"), the Company will include in such registration securities in the following priority:

            (i) first, the Company will include the securities the Company proposes to sell; and

            (ii) second, the Company will include all Registrable Securities and all other securities of the Company requested to be included by any holders thereof, and if the number of such holders' securities requested to be included exceeds the Company Offering Quantity, then the Company shall include

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                    an equal number of shares of (a) the Holders of the Series A
                    Preferred Stock and the Series B Preferred Stock of the Company and (b) the holders of the Priority Preferred
                    Shares, with such shares to be allocated among the holders within each series of preferred stock on a pro rata basis, based on the amount of securities held by the particular holders in each class on an as converted basis.

     (d)    Other Registrations.  If the Company has previously filed a
            -------------------
            registration statement with respect to Registrable Securities pursuant to Section 9.1 or pursuant to this Section 9.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor or similar form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 120 days has elapsed from the date on which such previous registration statement was declared effective by the Securities Exchange Commission.

     9.3.   Holdback Agreements.
            -------------------

     (a) To the extent not inconsistent with applicable law, the holders of Registrable Securities agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities
            Act) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities that the holders of Registrable Securities own prior to the effective date of any registration statement and during the seven days prior to and the 120-day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree; provided that
                                                                 --------
            such restrictions shall not be more restrictive in duration or scope than restrictions imposed on (i) any Person which has been granted registration rights by the Company, (ii) any officer or director of the Company or (iii) any 5% or greater holder of equity securities of the Company; and provided further, that such restriction shall
                                -------- -------
            not apply to equity securities purchased in or after such underwritten registration.

     (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 120-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor or similar form), unless the underwriters managing the public offering otherwise agree, and (ii) to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 of the Securities Act) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the public offering otherwise agree.

     9.4.   Registration Procedures.  Whenever any Registrable Securities are
            -----------------------
required to be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and within 60 days (or 45 days with respect to any short-form Registration) after the end of the period within which requests for registration may be given to the Company file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus
             --------
            or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel); provided, however, that the
                                                --------  -------
            Company may postpone for not more than 90 calendar days the filing or effectiveness of a registration statement requested under Section
            9.1 hereof if the Company determines that such registration could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction then under consideration; but in such event, the Majority Series A/B Holders or the Majority Priority Preferred Holders, whichever has made a demand for such registration, shall be entitled to withdraw such request, and if such request is withdrawn such registration will not count as a Demand Registration under Section 9.1 hereof;

     (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 270 days (subject to extension pursuant to Section 9.7(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities
            Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

     (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (a "Changing Event") as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller (a "Correction Event") a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (f) use best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system;

     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

     (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, Employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
            Section 11(a) of the Securities Act and Rule 158 thereunder;

     (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

     (l) use its best efforts to obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

     (m) use its best efforts to provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes a public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing. No filing under subparagraph 9.4(a) or 9.4(b) shall be deemed late, in default of the Company's obligations thereunder, or otherwise defective, if it occurs after the times indicated in such subparagraphs solely as a result of any delay by any seller of Registrable Securities in furnishing the information called for pursuant to the preceding sentence.

     9.5.   Registration Expenses.
            ---------------------

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its Employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

     (b) In connection with each Demand Registration (including registration pursuant to Section 9.10) and Piggyback Registration, the Company will reimburse the holders of Registrable Securities for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities who request inclusion in such registration.

     (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of Registrable Securities and any other holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's Registrable Securities or other securities, as the case may be, so included, and any Registration Expenses not so allocable will be borne by all sellers of Registrable Securities and any other holders of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     9.6.   Indemnification.
            ---------------

     (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities and its Representatives against any Losses, joint or several, to which such holder of Registrable Securities or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder of Registrable Securities and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding, provided, however, that the Company shall not be
                           --------  -------
            liable to any such holder in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder of Registrable Securities or its Representatives expressly for use therein or by failure of such holder of Registrable Securities to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder of Registrable Securities with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

     (b) In connection with any registration statement in which the holders of Registrable Securities are participating, the holders of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, each such holder of Registrable Securities will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses, joint or several, to which the Company, its directors and officers and each other controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during any period beginning upon a Changing Event (as defined in Section 9.4(e)) and ending on a Correction Event (as defined in Section 9.4(e)), provided such
                                                          --------
         holder of Registrable Securities received proper written notice of such Changing Event pursuant to Section 9.4(e), (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such registration statement any such prospectus or preliminary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder of Registrable Securities expressly for use therein, and such holder of Registrable Securities will reimburse the Company and each such director, officer and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Loss, action or proceeding; provided, however, that the obligation to indemnify will be
                     --------  -------
         individual to each such holder of Registrable Securities and will be limited to the net amount of proceeds received by such holder of Registrable Securities from the sale of Registrable Securities pursuant to such registration statement.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give
                                         --------
         prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Such indemnifying party shall not, however, enter into any settlement with a party without obtaining an unconditional release of each indemnified party by such party with respect to any and all claims against each indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     9.7  Participation in Underwritten Registrations.
          -------------------------------------------

     (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that each holder of Registrable Securities
                          --------
          shall not be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9.4(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 9.4(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 9.4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 9.4(e).

     9.8   Current Public Information.  At all times after the Company has filed
           --------------------------
a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will use commercially reasonable best efforts to take such further action as the Purchasers may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

     9.9   Adjustment Affecting Registrable Securities.  Except as otherwise
           -------------------------------------------
provided herein, the Company will not effect a stock split or dividend or a combination of shares or take any similar action, or permit any similar change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares) in any material respect.

     9.10  Form S-3 Registration.  In case the Company shall receive from the
           ---------------------
Majority Series A/B Holders or the Majority Priority Preferred Holders, a written request or requests that the Company effect a registration on Form S-3 under the Securities Act (or any similar successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned such holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of securities of the Company; and

     (b) as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the securities of any other holder in the group of All Preferred Holders of securities joining in such request as is specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however,
                                    --------  -------
           that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.10: (i) if the Company is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form); (ii) if the Holders of Series A Preferred Stock and Series B Preferred Stock of the Company and the holders of the Priority Preferred Shares, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities at an aggregate price to the public of less than One Million Dollars ($1,000,000); or (iii) if the Company shall furnish to All Preferred Holders that requested to be included in such registration, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of request of the Majority Series A/B Holders or the Majority Priority Preferred Holders, as the case may be, under this Section 9.10; provided,
                                                                 --------
           however, that the Company shall not utilize this right more than
           -------
           once in any twelve (12) month period.

           Subject to the foregoing, the Company shall file and use its best efforts to bring effective a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request of either the Majority Series A/B Holders or the Majority Priority Preferred Holders.

10.  Financial Statements, Reports, Etc.  The Company shall furnish to All
     -----------------------------------
     Preferred Holders:

     (a) within forty-five (45) days following the Closing Date, the audited consolidated balance sheet of the Company and its subsidiaries as of December 31, 1998 and the audited consolidated statement of income and retained earnings and the audited consolidated statement of cash flows of the Company and its subsidiaries, each for the fiscal year ended December 31, 1998;

     (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited balance sheet and income statement as of the end of such fiscal quarter, in reasonable detail and prepared in accordance with GAAP;

     (c) as soon as available, and in any event within 90 days after the end of each subsequent fiscal year of the Company, (i) an audited consolidated financial statement of the Company and its subsidiaries as of the end of such fiscal year, together with the related audited consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with

           GAAP and certified by a "Big 5" firm of independent public accountants selected by the board of directors of the Company (the "Board") (the "Annual Financial Statement"); and (ii) any related management letters from such accounting firm. The Annual Financial Statement shall be accompanied by comparative statements from the prior fiscal year and the most recent 12-month budget delivered by the Company pursuant to Section 10(d) hereof;

     (d) as soon as available after the end of each month in each fiscal year (other than the last month in each fiscal year) a monthly, unaudited consolidated balance sheet of the Company and its subsidiaries and the related unaudited consolidated statements of income, stockholders' equity and cash flows (the "Monthly Balance Sheet"). The Company will furnish the Monthly Balance Sheet within 20 days after the end of each such month. The Monthly Balance Sheet shall be accompanied by a monthly management report describing the current status of the Company and its operations and prospects. The Monthly Balance Sheet should be prepared as of the end of such month with statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and the most recent 12-month budget delivered by the Company pursuant to Section 10(d) hereof, and which shall specifically note and describe all expenditures (in any single transaction or series of related transactions) in excess of $50,000 not included in the most recent 12-month budget delivered by the Company pursuant to Section 10(d) hereof;

     (e) as soon as available, and in any event no later than 15 days prior to the start of each fiscal year, capital and operating expense budget, cash flow projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

     (f) promptly, notice, and in any event within five days after notice has been received by the Company, of any material adverse event, claim, dispute or any other development which is material to operations, assets or properties of the Company;

     (g) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company that All Preferred Holders may reasonably request; provided, that if such other information is not so provided,
                    --------
           All Preferred Holders and their Representatives shall be entitled, upon reasonable notice, and at their own expense, to make such investigation of the properties, business and operations of the Company and such examination of the books, records and financial condition of the Company as they reasonably request and to make extracts and copies of such books and records.

           Any such investigation and examination shall be conducted during regular business hours and under reasonable circumstances without material interference with the Company's normal business operations, and the Company and its Representatives shall cooperate fully therein.

11.  Additional Covenants.
     --------------------

     (a) Subject to the execution of such confidentiality agreement as may be reasonably required by the Company, Weiss, Peck & Greer Venture Partners shall have the right to attend meetings of the Board;

     (b) The Company agrees that to the extent permitted by law, all Common Stock issued to Employees subsequent to the date of this Agreement shall be subject to a repurchase option which provides that upon termination of the employment of such individual, with or without cause, the Company has the option to repurchase at cost any unvested shares held by the individual, which repurchase option shall lapse over four (4) years with twenty-five percent (25%) to vest at the end of the first year following the vesting commencement date, with the remaining seventy-five percent (75%) to vest monthly over the three
           (3) years thereafter, unless otherwise determined unanimously by the Board; provided, however, that shares issued pursuant to a stock
                  --------  -------
           option plan or arrangement shall have similarly applicable vesting provisions such that unvested shares shall revert to the Company under any applicable stock option plan or arrangement.

12.  Termination of Rights and Obligations.  The rights and obligations of the
     -------------------------------------
     holders of Priority Preferred Shares set forth in this Agreement, except rights and obligations under Section 4, shall terminate in the event that the holders of Priority Preferred Shares and/or their Permitted Transferees do not own at least five percent (5%) of the Fully Diluted Common Stock. The rights and obligations of the Series A Holders or the Series B Holders, as the case may be, set forth in this Agreement, except rights and obligations under Section 4, shall terminate in the event that the Series A Holders and their Permitted Transferees or the Series B Holders and their Permitted Transferees, as the case may be, do not own at least five percent (5%) of the Fully Diluted Common Stock. The rights and obligations of the Founders set forth in this Agreement, except rights and obligations under
     Section 4, shall terminate in the event the Founders and their Permitted Transferees cease to own in the aggregate at least five percent (5%) of the Fully Diluted Common Stock. Any such termination of the rights and obligations of any party shall not affect the rights and obligations of the remaining parties. In addition, the preemptive rights provided in Section 6 shall terminate upon the consummation of a Qualifying IPO and the covenants set forth in Section 11 shall terminate upon the earlier to occur of (i) the effective date of a Qualifying IPO and (ii) the date on which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934.

13.  Rights Regarding Issuance of Priority Preferred Shares.   Except for the
     ------------------------------------------------------
     purchase by the Series A Holders and Series B Holders of Series C Stock and its right to purchase up to Eight Million Dollars ($8,000,000) of Series D Stock in each case as provided in the Securities Purchase Agreement, the Series A and Series B Holders hereby waive any other rights they may have to purchase Priority Preferred Shares, including, without limitation, any right of first offer or preemptive rights; provided, however, nothing
                                                --------  -------
     herein shall preclude the Series A Holders and the Series B Holders from purchasing additional shares of Series D Stock in the event that Baker does not exercise the Baker Option.

14.  Grant of Proxy.  Should Section 1 of this Agreement be construed to
     --------------
     constitute the granting of proxies with respect to the election of directors, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

15.  Specific Enforcement.  It is agreed and understood that monetary damages
     --------------------
     would not adequately compensate an injured party for the breach of this Agreement by any other party to this Agreement, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

16.  Stock Splits, Stock Dividends, etc.  In the event of any stock split, stock
     -----------------------------------
     dividend, recapitalization, reorganization or combination, any securities issued to the parties shall be subject to this Agreement.

17.  Merger.  This Agreement supersedes, merges and renders void any and all
     ------
     prior agreements and/or understandings among or between the parties, oral or written, with respect to its subject matter including the Investor Rights Agreement, dated as of January 29, 1998, by and among the Company and each of the persons who purchased shares of Series A Preferred Stock of the Company (the "Series A Purchasers"), as amended by Amendment No. 1 dated as of September 9, 1998; the Co-Sale and Right of First Refusal Agreement, dated as of January 29, 1998 by and among the Company, the Founders and each of the Series A Purchasers; and the Voting Agreement, dated as of January 29, 1998, by and among the Company, the Founders and each of the Series A Purchasers.

18.  Manner of Voting.  The voting of shares pursuant to this Agreement may be
     ----------------
     effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

19.  Term.  This Agreement shall continue in full force and effect for a period
     ----
     of ten (10) years commencing from the date of this Agreement.

20.  Miscellaneous.  Any reference in this Agreement to a requirement for a
     -------------
     request by a majority in interest or seventy-five percent (75%) of a class of preferred stock of the Company shall be deemed to include any Common Stock into which such series of preferred stock has been converted.

21.  Certain Definitions.  The following capitalized terms shall have the
     -------------------
     meanings ascribed to them below:

          "Affiliate" means any Person that directly or indirectly controls, or is under control with, or is controlled by such Person. As used in this definition, "control" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Common Stock" means the common stock, $0.01 par value per share, of the Company.

          "Employees" means any current, former, or retired employee, office consultant, advisor, independent contractor, agent, officer or director of the Company.

          "Fully Diluted Common Stock" means, at any given time, all shares of Common Stock issued and outstanding at such time, plus all shares of Common Stock then issuable upon exercise of any then outstanding options and convertible securities of the Company, whether or not such options or convertible securities are actually exercisable or convertible at such time.

          "Permitted Transferee" means in the case of each of the parties to this Agreement, and upon the condition that such transferee becomes a party to this Agreement, (i) a Person to whom securities of the Company are transferred from such transferring party by will or the laws of descent and distribution or by gift without consideration of any kind; provided that such transferee is the issue, adopted issue,
                    --------
          stepchild, parent or spouse of such transferring party, (ii) a trust that is for the exclusive benefit of, or a partnership the partners of which are exclusively, such transferring party or his or her Permitted Transferees under (i) above, (iii) the transfer of securities to an Affiliate, (iv) a Person to whom securities of the Company are transferred pursuant to (a) a public offering registered under the Securities Act of 1933, as amended, or (b) a merger, sale, consolidation, reorganization or recapitalization or other business combination with, to, or into one or more third parties which (1) has been approved by the Board of the Company and a majority of its outstanding shares in accordance with New York law and (2) after such event the Company is not the surviving entity or the shareholders of the Company do not own a majority in interest of the resulting entity, or (v) a Person to whom securities of the Company are transferred with the consent of the other parties. A Permitted Transferee shall also include, upon the condition that such transferee becomes a party to this Agreement, the transfer of securities from (i) one Founder to another Founder, (ii) one Series A Holder to another Series A Holder, (iii) one Series B Holder to another Series B Holder, and (iv) one holder of Priority Preferred Shares to an officer or principal of such holder.

          "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

          "Registrable Securities" means (i) any shares of Common Stock issued or issuable upon conversion of the Priority Preferred Shares held by Baker or the Holders, (ii) any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock of the Company held by the Holders, (iii) any other shares of Common Stock held by the holders in clauses (i) and (ii), and (iv) any shares of Common Stock issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) through (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with a registration statement covering them or (y) sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act).

          "Qualifying IPO" as defined in the Certificate of Designation, Preferences and Rights of the Series C Stock.

          "Year 2000 Problem" means (i) any material error relating to or resulting from date data which represents or references more than one century ("Century-Based Data"); (ii) any abnormal ending or provision of materially invalid or incorrect results as a result of any Century-Based Data; or (iii) any material error relating to century recognition or calculations accommodating Century-Based Data, values or formulae, and the implementation of such plan is expected in good faith to be completed in a timely manner.

22.  Severability.  Whenever possible, each provision of this Agreement shall be
     ------------
     interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

23.  Counterparts.  This Agreement may be executed in one or more counterparts
     ------------
     each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24.  Notices.  Any notice required or permitted by this Agreement shall be in
     -------
     writing and shall be deemed given when delivered personally, by telecopy or mailed by certified mail, return receipt requested, to the parties at the addresses opposite their signature or at such other address as a party may specify by giving notice to the other parties pursuant to this Section 24.

25.  Governing Law.  This Agreement shall be governed by and construed in
     -------------
     accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

26.  Consent to Jurisdiction.
     -----------------------

     (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 24 hereof.

27.  Assignees and Transferees.  This Agreement shall be binding upon and inure
     -------------------------
     to the benefit of the parties and their respective successors and permitted assigns. The parties hereby agree that any transfer or assignment of voting securities of the Company to a Permitted Transferee is conditioned upon such Permitted Transferee's execution and delivery of this Agreement prior to such transfer or assignment for the purpose of becoming a party to this Agreement. The Company hereby agrees that any transfer or assignment of its voting securities is conditioned upon such transferee's or assignee's execution and delivery of this Agreement prior to such transfer or assignment for the purpose of becoming a party to this Agreement.

28.  Captions.  The captions, headings and arrangements used in this Agreement
     --------
     are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              COAXICOM, INC.


                              By: /s/ Vern Kennedy
                                  --------------------------------
                                   Name:  Vern Kennedy
                                   Title: President and CEO

                              BAKER COMMUNICATIONS FUND, L.P.,


                              By: Baker Capital Partners, LLC
                                  Its General Partner

                              By: /s/ Edward Scott
                                  --------------------------------
                                  Name: Edward Scott
                                  Title:Manager


                              COMMUNICATIONS VENTURES II, L.P.


                              By: /s/ Roland A. Van der Meer
                                  --------------------------------
                                  Name: Roland A. Van der Meer
                                  Title:Managing Member


                              COMMUNICATIONS VENTURES II
                              AFFILIATES FUND, L.P.


                              By: /s/ Roland A. Van der Meer
                                  --------------------------------
                                  Name: Roland A. Van der Meer
                                  Title:Managing Member


                              NEW ENTERPRISE ASSOCIATES VII, L.P.

                              By: NEA Partners VII, L.P.,
                                  General Partner

                              By: /s/ Nancy Dorman
                                  --------------------------------
                                  Name: Nancy Dorman
                                  Title:

                     Shareholder Agreement Signature Page

                              NEA PRESIDENTS FUND


                              By: /s/ Nancy Dorman
                                  ---------------------------------
                                  Name: Nancy Dorman
                                  Title:General Partner


                              NEA VENTURES 1998, L.P.


                              By: /s/ Nancy Dorman
                                  ---------------------------------
                                  Name: Nancy Dorman
                                  Title:Vice President


                              WPG ENTERPRISE FUND III, L.L.C.

                              By: WPG VC Fund Adviser, L.L.C.,
                                  Fund Investment Advisory Member


                              By: /s/ Barry Eggers
                                  ---------------------------------
                                  Name: Barry Eggers
                                  Title:Managing Member


                              WEISS, PECK & GREER VENTURE
                              ASSOCIATES IV, L.L.C.

                              By: WPG VC Fund Adviser, L.L.C.,
                                  Fund Investment Advisory Member


                              By: /s/ Barry Eggers
                                  ---------------------------------
                                  Name: Barry Eggers
                                  Title:Managing Member

                     Shareholder Agreement Signature Page

                              WPG INFORMATION SCIENCES
                              ENTREPRENEUR FUND, L.P.

                              By: WPG VC Fund Adviser, L.L.C.,
                                  General Partner


                              By: /s/ Barry Eggers
                                  ----------------------------------
                                  Name: Barry Eggers
                                  Title:Managing Member

                     Shareholder Agreement Signature Page

                              WEISS, PECK & GREER VENTURE
                              ASSOCIATES IV CAYMAN, L.P.

                              By: WPG Venture Advisers, Ltd.
                                  Administrative General Partner


                              By: /s/ Scott Dakers
                                  --------------------------------
                                  Name: Scott Dakers
                                  Title:Director

                     Shareholder Agreement Signature Page

                              /s/ Vern M. Kennedy
                              ------------------------------
                              Vern M. Kennedy


                              /s/ Terrence J. Anderson
                              ------------------------------
                              Terrence J. Anderson


                              /s/ Philip B. Smith
                              ------------------------------
                              Philip B. Smith


                              /s/ Tracy W. Korman
                              ------------------------------
                              Tracy W. Korman

                     Shareholder Agreement Signature Page